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                                                                  Exhibit 10.28
                            [LETTERHEAD OF AGENCY.COM]



                                                        January 26, 2000
Omnicom Finance Inc.
437 Madison Avenue
New York, NY 10019


Gentlemen:

Reference is made to the Credit Agreement dated as of November 4, 1999 (the "Credit Agreement") between Omnicom Finance Inc. as Lender and AGENCY.COM Ltd. and Subsidiary Guarantors. Capitalized terms used herein without a definition shall have the meaning assigned to such terms by the Credit Agreement.

We have agreed that the subsidiaries of AGENCY.COM located in France and Denmark would not be required to become Subsidiary Guarantors under the Credit Agreement. Rather, AGENCY.COM Holding A/S (formerly Visionik A/S), a corporation organized under the laws of Denmark (and to the extent applicable, its own wholly-owned subsidiaries) and SRC Localisation S.A. (to be renamed AGENCY.COM: Paris S.A.), a corporation organized under the laws of France, would be deemed to be "Unrestricted Subsidiaries" regardless of whether they meet the definition thereof as set forth in Section 1.1 Notwithstanding the foregoing. AGENCY.COM shall pledge 65% of the shares of capital stock of these subsidiaries to secure its borrowings under the Credit Agreement.

It is further acknowledged that AGENCY.COM has exercised its right to purchase the remaining equity capital of Pictoris Interactive S.A. ,a corporation organized under the laws of France. It is intended that the operations of Pictoris and SRC will be combined in a manner which has yet to be determined. The resulting entity will also be deemed to be an "Unrestricted Subsidiary" under the Credit Agreement regardless of whether it meets the definition thereof as set forth in Section 1.1.

Please indicate your agreement by signing in the space provided below for your signature.


                                                        Very truly yours,


                                                        AGENCY.COM LTD.


                                                        By:____________________


ACCEPTED AND AGREED:

OMNICOM FINANCE INC.


By:_____________________